SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               PECO Energy Company
                              --------------------
             (Exact name of registrant as specified in its charter)

               Pennsylvania                                   23-0970240
               -------------                                  ----------
 (State of incorporation or organization)              (I.R.S. Employer ID No.)

           2301 Market Street
       Philadelphia, Pennsylvania                                19103
       --------------------------                             ------------
(Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

Cumulative Preferred Stock,                       New York Stock Exchange
without par value, $4.68 Series

Cumulative Preferred Stock,                       New York Stock Exchange
without par value, $4.40 Series

Cumulative Preferred Stock,                       New York Stock Exchange
without par value, $4.30 Series

Cumulative Preferred Stock,                       New York Stock Exchange
without par value, $3.80 Series

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
                                                                 (if applicable)
----------------------------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

           Cumulative Preferred Stock, without par value, $7.48 Series
           -----------------------------------------------------------
                                (Title of Class)

           Cumulative Preferred Stock, without par value, $6.12 Series
           -----------------------------------------------------------
                                (Title of Class)




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

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         PECO Energy Company (the "Corporation") is filing this amendment to its registration statements on Form 8-A previously filed with the Securities and Exchange Commission with respect to each of the Corporation's following six series of Cumulative Preferred Stock, without par value (collectively, the "Preferred Stock"):

         Registered pursuant to Section 12(b) of the Act:
         ------------------------------------------------

         (i)    Cumulative Preferred Stock, without par value, $4.68 Series;
         (ii)   Cumulative Preferred Stock, without par value, $4.40 Series;
         (iii)  Cumulative Preferred Stock, without par value, $4.30 Series; and
         (iv)   Cumulative Preferred Stock, without par value, $3.80 Series.

         Registered pursuant to Section 12(g) of the Act:
         ------------------------------------------------

         (i)    Cumulative Preferred Stock, without par value, $7.48 Series; and
         (ii)   Cumulative Preferred Stock, without par value, $6.12 Series.

         The Corporation has amended and restated its Articles of Incorporation to provide that each holder of Preferred Stock shall have one vote or fraction thereof, for each $100 or fraction thereof, of involuntary liquidating value represented by the shares of Preferred Stock of such series held by each such holder in the election of directors of the Corporation.

         The Amended and Restated Articles of Incorporation providing for the aforementioned voting right are attached hereto and are hereby incorporated herein by reference. The foregoing description does not purport to be complete and therefore is qualified in its entirety by reference to such exhibit.







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

Item 2.   Exhibits
          --------

3-1      Amended and Restated Articles of Incorporation of PECO Energy Company.









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
                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            PECO Energy Company


                                            By: /s/ Michael J. Egan
                                                --------------------------------
                                                Name:  Michael J. Egan
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


Date:  October 20, 2000


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
                                  EXHIBIT INDEX
                                  -------------


3-1      Amended and Restated Articles of Incorporation of PECO Energy Company.






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